Exhibit 99

               RPC, Inc. Announces Third Quarter Cash Dividend

    ATLANTA, Oct. 27 /PRNewswire-FirstCall/ -- The RPC Incorporated (NYSE: RES) Board of Directors declared a regular quarterly cash dividend of $0.03 per share payable December 10, 2004 to common shareholders of record at the close of business on November 10, 2004.
    RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating business units include Cudd Pressure Control, Patterson Services, and Bronco Oilfield Services. RPC's investor Web site can be found on the Internet at http://www.rpc.net .

    For information about RPC, Inc. and/ or this presentation, please contact:

BEN M. PALMER
Chief Financial Officer
404.321.2140
irdept@rpc.net

JIM LANDERS
Corporate Finance
404.321.2162

SOURCE  RPC, Inc.
    -0-                             10/27/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-2140, or irdept@rpc.net , or Jim Landers, Corporate Finance, +1-404-321-2162, both of RPC, Inc./
    /Web site:  http://www.rpc.net /
    (RES)

CO:  RPC, Inc.
ST:  Georgia
IN:  OIL
SU:  DIV